UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2009

HOST HOTELS & RESORTS, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14625	53-0085950
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6903 Rockledge Drive

Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices and Zip Code)

(240) 744-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On April 23, 2009, Host Hotels & Resorts, Inc. (the “Company”) announced that it has commenced a public offering of 60,000,000 shares of its common stock to the public. After considering the effect of the proposed offering of 60,000,000 shares of common stock, the receipt of the expected net offering proceeds and the use of those proceeds for the repayment of debt and other corporate purposes, the Company expects that the offering would have a dilutive effect of approximately $.05 and $.03 from our previously announced forecast of the loss per diluted share and funds from operations per diluted share, respectively, for the full-year ending December 31, 2009.

Non-GAAP Financial Measures

FFO per Diluted Share

We present Funds From Operations (FFO) per diluted share as a non-generally accepted accounting principles, or GAAP, measure of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate FFO per diluted share for a given operating period as our FFO (defined as set forth below) for such period divided by the number of fully diluted shares outstanding during such period. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (calculated in accordance with GAAP) excluding gains (or losses) from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization and adjustments for unconsolidated partnerships and joint ventures. FFO is presented on a per share basis after making adjustments for the effects of dilutive securities, including the payment of preferred stock dividends, in accordance with NAREIT guidelines. We believe that FFO per diluted share is a useful supplemental measure of our operating performance and that presentation of FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. The following table provides a reconciliation of net income available to common stockholders per share to FFO per diluted share (in millions, except per share amounts) after giving effect to the proposed offering:

Reconciliation of Net Income Available to Common Stockholders to

Funds From Operations per Diluted Share for Full Year 2009 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Low-end of Range
	Full Year 2009 Forecast
	Income	Shares	Per Share Amount
Forecast net income available to common stockholders	$(218)	530.9	$(.41)
Adjustments:
Depreciation and amortization	612	—	1.15
Gain on dispositions, net of taxes	(22)	—	(.04)
Partnership adjustments	4	—	.01
FFO of non-controlling partners of Host LP (b)	(10)	—	(.02)
Adjustment for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	.7	—
Assuming the reduction of the gain recognized upon the repurchase of the 2004 Exchangeable Senior Debentures	(2)	.9	(.01)

FFO per diluted share	$364	532.5	$.68

FFO per diluted share, giving effect to the proposed offering (c)	$375	572.8	$.65

	High-end of Range
	Full Year 2009 Forecast
	Income	Shares	Per Share Amount
Forecast net income available to common stockholders	$(179)	530.9	$(.34)
Adjustments:
Depreciation and amortization	612	—	1.15
Gain on dispositions, net of taxes	(22)	—	(.04)
Partnership adjustments	5	—	.01
FFO of non-controlling partners of Host LP (b)	(11)	—	(.02)
Adjustment for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	.7	—
Assuming the reduction of the gain recognized upon the repurchase of the 2004 Exchangeable Senior Debentures	(2)	.9	—

FFO per diluted share	$403	532.5	$.76

FFO per diluted share, giving effect to the proposed offering (c)	$414	572.8	$.73

(a)	The full year 2009 forecasts were based on the following assumptions, which are unchanged from our previous guidance:

•	Comparable hotel RevPAR will decrease 18% to 20% for the full year for the high and low ends of the forecasted range, respectively.

•	Comparable hotel adjusted operating profit margins will range from a decrease of 540 basis points to 600 basis points for the full-year for the high and low ends of the forecasted range, respectively.

•

The implementation of FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” will increase the non-cash interest expense applied to the 3.25% Exchangeable Senior Debentures and the 2.625% Exchangeable Senior Debentures by approximately $30 million. Additionally, we recorded non-cash impairment charges of $40 million in the first quarter related to potential asset sales. These non-cash charges will decrease earnings and FFO per diluted share by approximately $.12.

•	We do not anticipate that any acquisitions will be made during 2009.

•	We expect to have additional hotel dispositions of approximately $100 million during 2009.

•	We expect to spend approximately $340 million to $360 million on capital expenditures in 2009.

•

Without giving effect to the offering, fully diluted weighted average shares for FFO per diluted share and earnings per diluted share will be approximately 532.5 million and 530.9 million, respectively.

The amounts shown in these forecasts are based on these and other assumptions, as well as management’s estimate of operations for 2009. These forecasts are forward-looking and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual transactions, results and performance to differ materially from those expressed or implied by these forecasts. Although we believe the expectations reflected in the forecasts are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that the results will be materially different. Risks that may affect these assumptions and forecasts include the following:

•

the level of revenue per available room, or RevPAR, and margin growth may change significantly. The current recession and volatility in the credit markets have created limited visibility for advance bookings for both transient and group business and accordingly, our ability to predict operating results for 2009;

•

the amount and timing of acquisitions and dispositions of hotel properties is an estimate that can substantially affect financial results, including such items as net income, depreciation and gains on dispositions;

•	the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense and net income;

•	the amount and timing of debt payments may change significantly based on market conditions, which will directly affect the level of interest expense and net income;

•	the number of shares of the Company’s common stock repurchased may change based on market conditions; and

•	other risks and uncertainties associated with our business described herein and in the Company’s filings with the SEC.

(b)	Represents FFO attributable to the non-controlling interests in Host Hotels & Resorts, L.P.

(c)	After giving effect to the use of proceeds from the proposed offering and an incremental reduction in the assumed indebtedness as of December 31, 2009, interest expense decreased approximately $11 million. Fully diluted weighted average shares for FFO per diluted share and earning per diluted share would be 571.2 million and 569.6 million, respectively, after giving effect to the proposed offering of 60,000,000 shares. As a result of the proposed offering, the GAAP diluted loss per share would decrease $.05 for both the low and high-end of the forecast range, respectively.

The information in this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any disclosure document relating to the company, except to the extent, if any, expressly set forth by specific reference in such filing.

The statements above that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions and dispositions; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material.

Item 8.01	Other Events.

Based on the expected issuance of the shares in the public offering described above, the Company expects that its common stock dividend, which it expects to declare in the fourth quarter, would be $.27 to $.32 per share, which may be payable either in cash or in a combination of cash and shares of common stock. The decision to declare and pay dividends on our common stock, as well as the timing, amount and composition of any such future dividends, will be the sole discretion of our Board of Directors and will depend on our earnings, funds from operations, liquidity, financial condition, capital requirements, contractual prohibitions or other limitations under our indebtedness and preferred shares, the annual distribution requirements under the REIT provisions of the Internal Revenue Code, state law and such other factors as our Board of Directors deems relevant. While the statements above concerning the remaining dividends for 2009 are our current expectation, the actual dividend payable will be determined by our Board of Directors based upon the circumstances at the time of declaration and the actual dividend payable may vary from such expected amounts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2009	HOST HOTELS & RESORTS, INC.

	By:	/s/ Brian G. Macnamara
Brian G. Macnamara
Senior Vice President, Corporate Controller